UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 19, 2019

Global Digital Solutions, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800, West Tower, West Palm Beach, FL 33401
(Address of principal executive offices)

(561) 515-6163
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Dismissal of Suit Against Global Digital Solutions, Inc.

Pursuant to Section 12(j) of the Securities Exchange Act of 1934, the Securities Exchange Commission instituted proceedings against GDSI on December 26, 2017. Section 12(j) authorizes the Commission to suspend or revoke the registration of a security if it finds that the issuer has violated any provision of the Exchange Act or any related rules or regulations. The order instituting proceedings (“OIP”) alleged that GDSI had violated Section 13(a) of the Exchange Act, which requires issuers, pursuant to Section 12, to file periodic reports. According to the OIP, GDSI had filed no periodic report since September 30, 2015, when it filed a Form 10-Q report.

The Division of Enforcement, on February 15, 2018, filed a motion seeking revocation of the registration of each class of GDSI’s securities. Claiming the existence of issues of material fact, GDSI opposed the motion, and, after oral argument, was ordered to file a supplemental affidavit. On the basis of supplemental evidence submitted by GDSI, the Division then stayed this proceeding and certain others. On August 22, 2018, it issued an order allowing expiration of the stay along with an opportunity for a new hearing before a law judge. The Division filed a motion to dismiss on September 17, 2018, after the proceeding was assigned to a new judge.

The Division supported its motion by stating that GDSI had become current on the filings alleged to have been delinquent. Citing Lucia v. SEC, 138 S. Ct 2044 (2018), it stated, “the proceeding will, in effect, be starting over with GDSI having cured the delinquencies alleged in the OIP.” Maintaining that it was prudent under the circumstances for the Commission to dismiss this matter, the Division asserted that it would “carefully monitor GDSI to ensure its compliance” with future requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Dated: April 4, 2019	By:	/s/ William Delgado
William Delgado
Chief Executive Officer

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